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As filed with the Securities and Exchange Commission on October 9, 2013

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ANTERO RESOURCES CORPORATION
(Exact name of Registrant as Specified in Its Charter)

Delaware	1311	80-0162034
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

1625 17th Street
Denver, Colorado 80202
(303) 357-7310
(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrant's Principal Executive Offices)

Glen C. Warren, Jr.
President, Chief Financial Officer and Secretary
1625 17th Street
Denver, Colorado 80202
(303) 357-7310
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

W. Matthew Strock	Ryan J. Maierson
Matthew R. Pacey	Latham & Watkins LLP
Vinson & Elkins L.L.P.	811 Main Street, Suite 3700
1001 Fannin, Suite 2500	Houston, Texas 77002
Houston, Texas 77002-6760	(713) 546-5400
(713) 758-2222

Approximate date of commencement of proposed sale to the public:
As soon as practicable after this Registration Statement becomes effective.

          If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☐

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☒

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

Title of Each Class of Securities To Be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(3)

Common Stock, par value $0.01 per share	6,583,750	$44.00	$289,685,000	$37,311.43

(1)
Represents only the additional number of shares of common stock being registered and includes shares of common stock issuable upon exercise of the underwriters' option to purchase additional shares of common stock. Does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1 (File No. 333-189284).

(2)
Based upon the public offering price.

(3)
The registrant has previously paid $136,400 for the registration of $1,000,000,000 of proposed maximum aggregate offering price in the filing of the Registration Statement on June 13, 2013 (File No. 333-189284) and $61,243.60 that was previously paid for the registration of an additional $449,000,000 of proposed maximum aggregate offering price in the filing of Amendment No. 5 to the Registration Statement on September 30, 2013 (File No. 333-189284).

          The Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

 Explanatory Note

        This registration statement is being filed with respect to the registration of additional shares of common stock of Antero Resources Corporation, a Delaware corporation, pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the registration statement on Form S-1 (Registration No. 333-189284), initially filed by Antero Resources Corporation with the Securities and Exchange Commission on June 13, 2013, as amended by Amendment No. 1 thereto filed on July 30, 2013, Amendment No. 2 thereto filed on August 30, 2013, Amendment No. 3 thereto filed on September 24, 2013, Amendment No. 4 thereto filed on September 27, 2013 and Amendment No. 5 thereto filed on September 30, 2013, and which was declared effective on October 9, 2013, including the exhibits thereto, are incorporated herein by reference.

        The required opinions and consents are listed on an Exhibit Index attached hereto and filed herewith.

 PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 16.    Exhibits

        All exhibits previously filed or incorporated by reference in the registrant's Registration Statement on Form S-1, as amended (Registration No. 333-189284), are incorporated by reference into, and shall be deemed to be a part of this filing, except for the following, which are filed herewith:

Exhibit Number			Description
5.1	*	—	Opinion of Vinson & Elkins L.L.P.

23.1	*	—	Consent of KPMG LLP

23.2	*	—	Consent of DeGolyer and MacNaughton

23.3	*	—	Consent of Ryder Scott & Company

23.4	*	—	Consent of Vinson & Elkins L.L.P. (included as part of Exhibit 5.1)

24.1		—	Power of Attorney (included on the signature page to the Registration Statement on Form S-1 (File No. 333-189284) filed with the Securities and Exchange Commission on June 13, 2013 and incorporated by reference herein)

24.2		—	Power of Attorney (included on the signature page to Amendment No. 3 to the Registration Statement on Form S-1 (File No. 333-189284) filed with the Securities and Exchange Commission on September 24, 2013 and incorporated by reference herein)

*
Filed herewith.

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, each registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on October 9, 2013.

ANTERO RESOURCES CORPORATION
By:	/s/ GLEN C. WARREN, JR. Glen C. Warren, Jr. President, Chief Financial Officer and Secretary

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name		Title	Date

* Paul M. Rady		Chairman of the Board, Director and Chief Executive Officer (principal executive officer)	October 9, 2013
/s/ GLEN C. WARREN, JR. Glen C. Warren, Jr.		Director, President, Chief Financial Officer and Secretary (principal financial officer)	October 9, 2013
* K. Phil Yoo		Corporate Controller (principal accounting officer)	October 9, 2013
* Richard W. Connor		Director	October 9, 2013
* Peter R. Kagan		Director	October 9, 2013
* W. Howard Keenan, Jr.		Director	October 9, 2013
* Christopher R. Manning		Director	October 9, 2013
By:	/s/ GLEN C. WARREN, JR. Glen C. Warren, Jr. Attorney-in-Fact

 EXHIBIT INDEX

Exhibit Number			Description
5.1	*	—	Opinion of Vinson & Elkins L.L.P.

23.1	*	—	Consent of KPMG LLP

23.2	*	—	Consent of DeGolyer and MacNaughton

23.3	*	—	Consent of Ryder Scott & Company

23.4	*	—	Consent of Vinson & Elkins L.L.P. (included as part of Exhibit 5.1)

24.1		—	Power of Attorney (included on the signature page to the Registration Statement on Form S-1 (File No. 333-189284) filed with the Securities and Exchange Commission on June 13, 2013 and incorporated by reference herein)

24.2		—	Power of Attorney (included on the signature page to Amendment No. 3 to the Registration Statement on Form S-1 (File No. 333-189284) filed with the Securities and Exchange Commission on September 24, 2013 and incorporated by reference herein)

*
Filed herewith.

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Explanatory Note
PART II INFORMATION NOT REQUIRED IN THE PROSPECTUS
  Item 16. Exhibits
SIGNATURES
EXHIBIT INDEX